As filed with the Securities and Exchange Commission on June 22, 2005

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Greenfield Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-1440369

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

21 River Road
Wilton, CT 06897
(203) 834-8585
(Address of registrant’s Principal Executive Offices)

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN
(Full title of the plan)

Dean A. Wiltse
President and Chief Executive Officer
Greenfield Online, Inc.
21 River Road
Wilton, CT 06897
(203) 834-8585
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:

Gary J. Kocher, Esq.
Preston Gates & Ellis LLP
925 Fourth Avenue, Suite 2900
Seattle, WA 98104
(206) 623-7580

Jonathan A. Flatow, Esq.
Vice President and General Counsel
Greenfield Online, Inc.
21 River Road
Wilton, CT 06897
(203) 834-8585

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock, par value $0.0001 per share	2,500,000	$13.33	$33,325,000	$3,922.35

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Amended and Restated 2004 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)	Computed in accordance with Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market on June 17, 2005.

EXPLANATORY NOTE

     The 2004 Equity Incentive Plan of Greenfield Online, Inc. (the “Registrant”) was amended on May 10, 2005 to increase, by 2,500,00 shares, the number of shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), available for issuance thereunder. This Registration Statement is being filed pursuant to General Instruction E of Form S-8 to register such additional 2,500,000 shares of the Registrant’s Common Stock. Such shares are additional securities of the same class as other securities for which a previous registration statement on Form S-8 was filed with the Securities and Exchange Commission (the “Commission”) on July 16, 2004 (File No. 333-117405). Pursuant to General Instruction E of Form S-8, the contents of the above listed registration statement are incorporated by reference herein, except for Items 3 and 8 of such previously filed registration statement, which are replaced and superceded with the Items 3 and 8 set forth in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents heretofore filed with the Commission by the Registrant are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on March 31, 2005.

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, filed with the Commission on May 16, 2005.

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 4, 2005, January 19, 2005, January 26, 2005, February 9, 2005 (reporting information pursuant to Items 2.01, 3.02 and 9.01), February 14, 2005, April 7, 2005, April 25, 2005, May 5, 2005, May 12, 2005, May 13, 2005, May 25, 2005 and June 22, 2005.

(d) The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed on April 21, 2004 under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents, other than information in the documents that is not deemed to be filed with the Commission. Unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any current report on Form 8-K that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

     A statement contained herein or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein, modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

     The Exhibits to this Registration Statement are listed in the Index to Exhibits on the page following the signature page to this Registration Statement.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilton, State of Connecticut, on the 22nd day of June, 2005.

GREENFIELD ONLINE, INC.
By:	/s/ Dean A. Wiltse
Dean A. Wiltse
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan A. Flatow and Robert E. Bies, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933 this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on June 22, 2005.

Signature	Title

/s/ Dean A. Wiltse Dean A. Wiltse	President and Chief Executive Officer, Director (Principal Executive Officer)

/s/ Robert E. Bies Robert E. Bies	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Peter Sobiloff Peter Sobiloff	Director

/s/ Joel R. Mesznik Joel R. Mesznik	Director

/s/ Lawrence R. Handen Lawrence R. Handen	Director

/s/ Burton J. Manning Burton J. Manning	Director

/s/ Lise J. Buyer Lise J. Buyer	Director

/s/ Charles W. Stryker Charles W. Stryker	Director

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-114391))

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-114391))

4.3	Amended and Restated Registration Rights Agreement, dated as of December 16, 2002, by and among Greenfield Online, Inc. and the stockholders listed therein (incorporated by reference to the exhibit of same number filed with the Registration Statement on Form S-1 (File No. 333-114391))

4.4	Registration Rights Agreement, dated August 9, 2001, by and between Silicon Valley Bank and Greenfield Online, Inc. (incorporated by reference to the exhibit of same number filed with the Registration Statement on Form S-1 (File No. 333-114391))

5.1	Opinion of Preston Gates & Ellis LLP

23.1	Consent of PricewaterhouseCoopers, LLP, Independent Registered Public Accounting Firm

23.2	Consent of Preston Gates & Ellis LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page to this Registration Statement and incorporated hereby reference)

99.1	Greenfield Online, Inc. Amended and Restated 2004 Equity Incentive Plan (incorporated by reference as Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2005 (File No. 000-50698))